Exhibit 99.1

NEWS RELEASE

EagleRock Announces Pricing of Initial Public Offering

5/13/2026

HOUSTON, May 13, 2026 – EagleRock Land, LLC (“EagleRock”), a leading land management royalty company that controls surface acreage in the core of the Permian Basin providing access to land, resources, and infrastructure for critical industries, today priced its initial public offering of 17,300,000 Class A shares representing limited liability company interests (“Class A shares”) at a price to the public of $18.50 per Class A share. In addition, EagleRock granted the underwriters a 30-day option to purchase up to an additional 2,595,000 Class A shares at the public offering price, less underwriting discounts and commissions. The Class A shares are expected to begin trading on the New York Stock Exchange (“NYSE”) and NYSE Texas, Inc. (“NYSE Texas”) under the ticker symbol “EROK” on May 14, 2026. The offering is expected to close on May 15, 2026, subject to the satisfaction of customary closing conditions.

EagleRock expects to receive net proceeds from the offering of approximately $286.6 million, or $331.3 million if the underwriters exercise their option to purchase additional Class A shares in full, after deducting underwriting discounts and commissions, placement agent fees and estimated expenses payable by EagleRock.

Goldman Sachs & Co. LLC, Barclays and J.P. Morgan are acting as lead book-running managers for the offering. Additional book-running managers for the offering are Piper Sandler and Raymond James. Pickering Energy Partners, Stephens Inc. and Texas Capital Securities are acting as co-managers for the offering.

A registration statement relating to the Class A shares offered in the initial public offering has been filed and was declared effective by the U.S. Securities and Exchange Commission on May 13, 2026 (the “Registration Statement”). The offering of these securities is being made only by means of a prospectus that meets the requirements of Section 10 of the Securities Act of 1933, as amended. Copies of the prospectus related to these securities can be obtained from any of the following sources:

Goldman Sachs & Co. LLC

Attention: Prospectus Department

200 West Street

New York, NY 10282

(866) 471-2526

prospectus-ny@ny.email.gs.com

Barclays Capital Inc.

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

(888) 603-5847

Barclaysprospectus@broadridge.com

J.P. Morgan Securities LLC

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com

About EagleRock

EagleRock is a land management company that owns or controls approximately 236,000 acres in the heart of the Delaware and Midland sub-basins within the prolific Permian Basin. In addition, EagleRock has an interest in up to approximately 70,000 acres pursuant to an acreage dedication related to its Midland Basin water infrastructure assets. Its acreage is vital to the efficient development of oil and natural gas resources in the Permian Basin and is strategically located to support the growing surface, resource, infrastructure and related commercial development needs of the power and other emerging industries in the Permian Basin.

Important Information

The Registration Statement may be obtained free of charge at the SEC’s website at www.sec.gov under “EagleRock Land, LLC.” This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include all statements that are not historical facts. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” the negative version of these words, or similar terms and phrases are intended to identify forward-looking statements. These forward-looking statements include any statements regarding the commencement of trading of the Class A shares on the NYSE and NYSE Texas and the expected closing date of the offering. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in the Registration Statement.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, EagleRock does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for EagleRock to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the Registration Statement filed with the SEC in connection with EagleRock’s initial public offering. The risk factors and other factors noted in the Registration Statement could cause its actual results to differ materially from those contained in any forward-looking statement.

Contact

Neal Shah

President and Chief Financial Officer

EagleRock Land, LLC

info@erok.com; (713) 280-7002

SOURCE EagleRock Land, LLC

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